UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 20, 2010
AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-24843	47-0810385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 444-1630
Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 20, 2010, America First Tax Exempt Investors, L.P., (the “Issuer”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., RBC Capital Markets Corporation and Oppenheimer & Co. Inc. as representatives for the underwriters named therein (the “Underwriters”). The Underwriting Agreement provides for the sale by the Issuer of 7,200,000 shares representing assigned limited partnership interests in the Issuer. Under the terms of the Underwriting Agreement, the Underwriters have the option, exercisable for a period of 30 days, to purchase an additional 1,080,000 shares from the Issuer to cover overallotments. The Underwriting Agreement contains customary representations, warranties, and agreements by the Issuer, customary conditions to closing, indemnification rights, obligations of the parties, and termination provisions. The offering is being made pursuant to the Issuer’s effective shelf registration statement on Form S-3 relating to the sale of up to $200,000,000 of Issuer’s shares (Registration No. 333-164608), as supplemented by the prospectus supplement, dated April 20, 2010. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.
     On April 20, 2010, the Issuer issued a press release, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

1.1 Underwriting Agreement dated April 20, 2010, among Deutsche Bank Securities Inc., RBC Capital Markets Corporation, Oppenheimer & Co. Inc. and the Issuer.

99.1 Press Release of the Issuer, dated April 20, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 21, 2010

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By:	America First Capital Associates
Limited Partnership Two, its general partner

By:	The Burlington Capital Group, LLC,
its general partner

By:	/s/ Michael Draper
Michael Draper, Chief Financial Officer